Exhibit 99.1

Steve Lombardi Named CEO of Helicos BioSciences Corporation

Cambridge, Mass. August 19, 2008, — Helicos BioSciences (NASDAQ:HLCS), a life science company focused on innovative genetic analysis technologies, announced today that its board of directors has appointed Steve Lombardi as the company’s chief executive officer effective immediately.  Lombardi, 53, succeeds Stan Lapidus, 59, who will continue as chairman of the board of Helicos.  Lombardi, who will retain the position of president, has served as president and chief operating officer of the company since October 2007.

“Since his appointment as President last October, Steve has done an outstanding job at leading the transition of Helicos from an R&D company to a fully functional commercial company.  His promotion to CEO is well-earned.  We all look forward to tremendous progress for Helicos under Steve’s leadership.” said Stan Lapidus.

“High-throughput genetic analysis is changing the way life science research is accomplished and holds the promise to accelerate the use of personalized medicine.  Helicos’ True Single Molecule Sequencing (tSMS)TM technology will be integral to this transition by enabling scientists to perform a whole new generation of large scale genomic experiments.  I am proud to lead such a talented group of dedicated people across our enterprise.  I thank Stan for his guidance and leadership, and the Helicos board for providing me this exciting opportunity.” said Steve Lombardi.

Lombardi has almost 30 years of commercial biotechnology experience as a scientist and in business management.  Lombardi joined Helicos in June 2006 as senior vice president of sales and marketing.  He was promoted to executive vice president and chief operating officer and subsequently was named president and chief operating officer in October 2007.  During the 1990’s, Lombardi was Vice President of Applied Biosystems’ DNA sequencing and genetic analysis business unit, which created products that became the standard for the worldwide Human Genome Project.  Prior to Helicos, Steve spent four years as a senior vice president at Affymetrix, serving in executive positions for corporate development and various commercial roles.  Lombardi holds a degree in Biology from Merrimack College.

About Helicos BioSciences

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMSTM, technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of the $1,000 genome grant and is committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617)264-1800. For more information, please visit www.helicosbio.com

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements relating to, among other things, the prospective value of the management changes discussed in this press release and management’s plans, objectives and strategies.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, our ability to successfully scale the manufacturing process and commercialize the HelicosTM Genetic Analysis System; our history of operating losses and ability to achieve profitability; our ability to establish manufacturing capabilities; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our Helicos Genetic Analysis System; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our Helicos Genetic Analysis System; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

Investor Relations:

Helicos BioSciences Corporation

Justine Alonzo

Investor Relations

617-264-1822

InvestorRelations@helicosbio.com

Media Contacts:

Racepoint Group

Alicia Rampulla, Ph.D.

Account Supervisor

781-487-4680

arampulla@racepointgroup.com

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